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                                                                 EXHIBIT (g)(ix)

                                   SCHEDULE I
                          CUSTODIAN SERVICES AGREEMENT
                                     BETWEEN
                   SCHWAB CAPITAL TRUST AND PFPC TRUST COMPANY

                                  LIST OF FUNDS

                               Schwab S&P 500 Fund
                              Schwab Analytics Fund
                        Institutional Select S&P 500 Fund
                 Institutional Select Large-Cap Value Index Fund
                 Institutional Select Small-Cap Value Index Fund
                      Schwab Total Stock Market Index Fund


PFPC TRUST COMPANY

By:      /s/ Joseph Gramlich
         -----------------------------
         Joseph Gramlich

Title:   Vice President


SCHWAB CAPITAL TRUST

By:      /s/ Tai-Chin Tung
         -----------------------------
         Tai-Chin Tung

Title:   Treasurer and Principal Financial Officer